Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 31, 2023, relating to the financial statements of NewAmsterdam Pharma Company N.V., appearing in the Annual Report on Form 20-F of NewAmsterdam Pharma Company N.V. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Accountants B.V.

Eindhoven, The Netherlands

December 7, 2023